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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services-Statements and Reports" and "General Information-Independent Auditors" and to the use of our report dated October 8, 1999 in this Registration Statement (Form N-1A Nos. 333-08513 and 811-07707) of Alliance Real Estate Investment Fund, Inc.



                                             ERNST & YOUNG LLP


New York, New York
October 26, 1999




























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